Nuveen Churchill Direct Lending Corp. Announces
Second Quarter 2025 Results

Reports Second Quarter Net Investment Income of $0.46 per Share

Declares Third Quarter Regular Distribution of $0.45 per Share

NEW YORK, August 6, 2025 - Nuveen Churchill Direct Lending Corp. (NYSE: NCDL) (“NCDL” or the “Company”), a business development company externally managed by its investment adviser, Churchill DLC Advisor LLC (the “Adviser”), and by its sub-adviser, Churchill Asset Management LLC (“Churchill”), today reported financial results for the quarter ended June 30, 2025.
Financial Highlights for the Quarter Ended June 30, 2025
•Net investment income of $0.46 per share
•Net realized and unrealized loss on investments of $(0.14) per share
•Net increase in net assets resulting from operations of $0.32 per share
•Net asset value ("NAV") per share of $17.92, compared to $17.96 per share as of March 31, 2025
•Paid second quarter regular distribution of $0.45 per share on July 28, 2025, which represents a 10.1% total annualized distribution yield based on the second quarter NAV per share
•Declared third quarter regular distribution of $0.45 per share

“We are pleased with the returns we generated during the second quarter, reflecting the positive momentum in our business driven by the strength of our platform and our high-quality investment portfolio,” said Ken Kencel, President and Chief Executive Officer of NCDL and Churchill. “Our portfolio remains healthy, with a low non-accrual rate of 0.2% on a fair value basis, and no new non-accruals during the quarter. As we look to the remainder of the year, we remain focused on maintaining our highly disciplined approach to underwriting and building upon our competitive advantages to source high-quality investments in resilient, service-oriented sectors in the core middle market.”
“During the second quarter, we continued to execute on our strategy to strengthen the portfolio and enhance shareholder value,” said Shai Vichness, Chief Financial Officer of NCDL and Churchill. “We completed our nearly $100 million share repurchase program in July, repurchasing approximately 5.9 million shares at a meaningful discount to NAV. With over $300 million of liquidity and no near-term debt maturities, we remain well-positioned to take advantage of attractive investment opportunities, fund our unfunded commitments, reinvest capital, and operate within our target leverage range.”
Distribution Declaration
The Company’s Board of Directors (the "Board") has declared a third quarter 2025 regular distribution of $0.45 per share payable on October 28, 2025 to shareholders of record as of September 30, 2025.
PORTFOLIO COMPOSITION
As of June 30, 2025, the fair value of the Company's portfolio investments was $2.0 billion across 207 portfolio companies and 26 industries. This compares to $2.1 billion as of March 31, 2025 across 210 portfolio companies and 26 industries.
As of June 30, 2025, the Company’s portfolio based on fair value consisted of approximately 90.0% first-lien debt, 8.0% subordinated debt investments, and 2.0% equity investments. As of March 31, 2025, the Company’s portfolio based on fair value consisted of 90.5% first-lien debt, 7.8% subordinated debt investments, and 1.7% equity investments.
As of June 30, 2025 and March 31, 2025, the weighted average Internal Risk Rating of the portfolio at fair value was 4.1 and 4.1 (4.0 being the initial rating assigned at origination), respectively. As of June 30, 2025, there were investments in one portfolio company on non-accrual status representing 0.2% of total investments at fair value (or 0.4% of total investments at amortized cost). As of March 31, 2025, there were investments in two portfolio companies on non-accrual status representing 0.4% of total investments at fair value (or 1.0% of total investments at amortized cost).

PORTFOLIO AND INVESTMENT ACTIVITY
For the three months ended June 30, 2025, the Company funded $81.1 million of portfolio investments and received $162.2 million of proceeds from principal repayments and sales, compared to $153.0 million and $148.4 million, respectively, for the three months ended March 31, 2025.
RESULTS OF OPERATIONS FOR THE SECOND QUARTER ENDED JUNE 30, 2025
Investment Income
Investment income for the three months ended June 30, 2025 was $53.1 million compared to $55.1 million for the three months ended June 30, 2024. As of June 30, 2025 and June 30, 2024, the size of the Company's portfolio was $2.0 billion and $2.0 billion, at cost, respectively. Average par value of funded debt investments for the three months ended June 30, 2025 was $2.0 billion compared to $1.9 billion for the three months ended June 30, 2024. As of June 30, 2025, the weighted average yield of debt and income producing investments decreased to 10.08% from 11.32% as of June 30, 2024, at cost, primarily due to overall tightening of spreads in new investments and the decline in base interest rates.
Net Expenses
Net expenses increased to $30.3 million for the three months ended June 30, 2025 from $24.1 million for the three months ended June 30, 2024, primarily due to an increase in interest and debt financing expenses, management fees, and income based incentive fees. Interest and debt financing expenses increased due to higher average daily borrowings. The increase in management fees was primarily attributable to the increase in the management fee base rate from 0.75% to 1.00%, effective March 31, 2025, pursuant to the terms of the Advisory Agreement. Additionally, effective March 31, 2025, the Adviser's waiver of incentive fees on income and on capital gains expired pursuant to the terms of the Advisory Agreement. For the three months ended June 30, 2025 income based incentive fees were $2.8 million.
Net Realized Gain (Loss) and Net Change in Unrealized Gain (Loss) on Investments
For the three months ended June 30, 2025, the Company recorded a net realized loss on investments of $(10.7) million compared to a net realized gain of $1.0 million for the three months ended June 30, 2024. The net realized loss for the three months ended June 30, 2025 was primarily driven by the restructuring of an underperforming debt position. The Company recorded a net change in unrealized gain of $3.8 million for the three months ended June 30, 2025, which resulted primarily from a reversal of an unrealized loss on an underperforming debt position that was restructured during the period offset by a decrease in fair value of certain underperforming portfolio investments.
Financial Condition, Liquidity and Capital Resources
As of June 30, 2025, the Company had $44.0 million in cash and cash equivalents and $1.1 billion in total aggregate principal amount of debt outstanding. Subject to borrowing base and other conditions, the Company had approximately $260.3 million available for additional borrowings under its revolving credit facility, as of June 30, 2025. At June 30, 2025, the Company's debt to equity ratio was 1.26x (1.21x net debt to equity ratio) compared to 1.31x (1.25x net to debt equity ratio) at March 31, 2025.
CONFERENCE CALL AND WEBCAST INFORMATION
Nuveen Churchill Direct Lending Corp. will hold a conference call to discuss its second quarter 2025 financial results today at 11:00 AM Eastern Time. All interested parties may participate in the conference call by dialing (866) 605-1826 approximately 10-15 minutes prior to the call; international callers should dial +1 (215) 268-9877. Participants should reference Nuveen Churchill Direct Lending Corp. when prompted.
A live webcast of the conference call will also be available on the Events section of the Company's website at https://www.ncdl.com/news/events. A replay will be available under the same link following the conclusion of the conference call.

About Nuveen Churchill Direct Lending Corp.
Nuveen Churchill Direct Lending Corp. (“NCDL”) is a specialty finance company focused primarily on investing in senior secured loans to private equity-owned U.S. middle market companies. NCDL has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. NCDL is externally managed by its investment adviser, Churchill DLC Advisor LLC, and by its sub-adviser, Churchill Asset Management LLC (“Churchill”). Both the investment adviser and sub-adviser are affiliates and subsidiaries of Nuveen, LLC (“Nuveen”) the investment management division of Teachers Insurance and Annuity Association of America (“TIAA”) and one of the largest asset managers globally. Churchill is a leading capital provider for private equity-backed middle market companies and operates as the exclusive U.S. middle market direct lending and private capital business of Nuveen and TIAA. Churchill is a registered investment advisor and majority-owned, indirect subsidiary of TIAA.
Forward-Looking Statements
This press release contains historical information and “forward-looking statements” with respect to the business and investments of NCDL, including, but not limited to, statements about NCDL’s future performance and financial performance and financial condition, which involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective portfolio investments, our industry, our beliefs, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond NCDL’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in NCDL’s filings with the Securities and Exchange Commission, including changes in the financial, capital, and lending markets; changes in the interest rate environment and its impact on NCDL's business, its financial condition and its portfolio companies; the uncertainty associated with the imposition of tariffs and trade barriers and changes in trade policy, and its impact on NCDL's portfolio companies and the general economy; general economic, political and industry trends and other external factors; the dependence of NCDL’s future success on the general economy and its impact on the industries in which it invests; and other risks, uncertainties and other factors we identify in the section entitled “Risk Factors” in NCDL’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, which are accessible on the SEC’s website at www.sec.gov. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which NCDL makes them. NCDL does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.
Contacts
Investors:
Investor Relations
NCDL-IR@churchillam.com
Media:
Prosek Partners
Madison Hanlon
Pro-churchill@prosek.com
4722839

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(dollars in thousands, except share and per share data)

	June 30, 2025	December 31, 2024
Assets	(Unaudited)
Investments
Non-controlled/non-affiliated company investments, at fair value (amortized cost of $2,019,803 and $2,098,575, respectively)	$1,992,804	$2,081,379
Cash and cash equivalents	44,008	43,254
Restricted cash	—	50
Interest receivable	17,201	17,971
Derivative asset, at fair value (Note 4)	18,850	—
Receivable for investments sold	943	1,024
Other assets	590	47
Total assets	$2,074,396	$2,143,725

Liabilities
Debt (net of $9,713 and $6,668 deferred financing costs, respectively, and net of unamortized discount of $527 and $0, respectively) (See Note 7)	$1,114,844	$1,108,261
Payable for investments purchased	99	14,973
Interest payable	20,137	12,967
Incentive fees payable	2,827	—
Management fees payable	5,179	3,956
Collateral due to broker	18,570	—
Distributions payable	22,297	29,468
Directors’ fees payable	156	128
Accounts payable and accrued expenses	2,549	3,652
Total liabilities	$1,186,658	$1,173,405

Commitments and contingencies (See Note 8)

Net Assets: (See Note 9)
Common shares, $0.01 par value, 500,000,000 and 500,000,000 shares authorized, 49,548,098 and 53,387,277 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	$495	$534
Paid-in-capital in excess of par value	933,268	996,286
Total distributable earnings (loss)	(46,025)	(26,500)
Total net assets	$887,738	$970,320

Total liabilities and net assets	$2,074,396	$2,143,725

Net asset value per share (See Note 11)	$17.92	$18.18

See Notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(dollars in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Investment income:
Non-controlled/non-affiliated company investments:
Interest income	$50,213	$53,018	$101,059	$102,096
Payment-in-kind interest income	2,264	1,529	4,629	3,521
Dividend income	116	33	116	341
Other income	539	509	914	726
Total investment income	53,132	55,089	106,718	106,684

Expenses:
Interest and debt financing expenses	20,105	18,721	40,748	35,662
Management fees (See Note 6)	5,179	3,590	9,093	6,854
Incentive fees on net investment income (See Note 6)	2,827	3,075	5,080	7,534
Professional fees	1,108	693	1,601	1,403
Directors' fees	156	127	312	255
Administration fees (See Note 6)	490	484	1,076	1,026
Other general and administrative expenses	411	466	753	743
Total expenses before incentive fees waived	30,276	27,156	58,663	53,477
Incentive fees waived (See Note 6)	—	(3,075)	(2,253)	(7,534)
Net expenses after incentive fees waived	30,276	24,081	56,410	45,943
Net investment income	22,856	31,008	50,308	60,741

Realized and unrealized gain (loss) on investments:
Net realized gain (loss) on non-controlled/non-affiliated company investments	(10,702)	1,017	(9,599)	(2,608)
Net change in unrealized appreciation (depreciation):
Non-controlled/non-affiliated company investments	3,770	(12,102)	(9,803)	(8,045)
Income tax (provision) benefit	92	282	131	141
Total net change in unrealized appreciation (depreciation):	3,862	(11,820)	(9,672)	(7,904)
Total net realized and unrealized gain (loss) on investments	(6,840)	(10,803)	(19,271)	(10,512)

Net increase (decrease) in net assets resulting from operations	$16,016	$20,205	$31,037	$50,229

Per share data:
Net investment income per share - basic and diluted	$0.46	$0.57	$0.98	$1.13
Net increase (decrease) in net assets resulting from operations per share - basic and diluted	$0.32	$0.37	$0.61	$0.93
Weighted average common shares outstanding - basic and diluted	50,183,714	54,789,044	51,191,926	53,773,698

See Notes to Consolidated Financial Statements

PORTFOLIO AND INVESTMENT ACTIVITY (UNAUDITED)
(dollars in thousands)

	Three Months Ended June 30,
	2025	2024
Net funded investment activity
New gross commitments at par [1]	$47,698	$360,218
Net investments funded	81,061	304,975
Investments sold or repaid	(162,202)	(99,977)
Net funded investment activity	$(81,141)	$204,998

Gross commitments at par [1]
First-Lien Debt	$45,224	$343,237
Subordinated Debt	100	14,501
Equity Investments	2,374	2,479
Total gross commitments	$47,698	$360,218

Portfolio company activity
Portfolio companies, beginning of period	210	195
Number of new portfolio companies	14	11
Number of exited portfolio companies	(17)	(8)
Portfolio companies, end of period	207	198
Count of investments	492	434
Count of industries	26	26

New investment activity
Weighted average annual interest rate on new debt investments at par	9.07%	10.45%
Weighted average annual interest rate on new floating rate debt investments at par	9.06%	10.31%
Weighted average spread on new floating rate debt investments at par	4.77%	4.99%
Weighted average annual coupon on new fixed rate debt investments at par	12.00%	13.78%

__________________
1 Gross commitments at par includes unfunded investment commitments.

See Notes to Consolidated Financial Statements

PORTFOLIO AND INVESTMENT ACTIVITY (UNAUDITED)
(dollars in thousands)

	Six Months Ended June 30,
	2025	2024
Net funded investment activity
New gross commitments at par [1]	$213,937	$567,033
Net investments funded	234,080	509,305
Investments sold or repaid	(310,552)	(154,873)
Net funded investment activity	$(76,472)	$354,432

Gross commitments at par [1]
First-Lien Debt	$197,219	$544,242
Subordinated Debt	13,330	19,816
Equity Investments	3,388	2,975
Total gross commitments	$213,937	$567,033

Portfolio company activity
Portfolio companies, beginning of period	210	179
Number of new portfolio companies	26	34
Number of exited portfolio companies	(29)	(15)
Portfolio companies, end of period	207	198
Count of investments	492	434
Count of industries	26	26

New investment activity
Weighted average annual interest rate on new debt investments at par	9.31%	10.37%
Weighted average annual interest rate on new floating rate debt investments at par	9.09%	10.25%
Weighted average spread on new floating rate debt investments at par	4.80%	4.93%
Weighted average annual coupon on new fixed rate debt investments at par	12.56%	13.80%
__________________
1 Gross commitments at par includes unfunded investment commitments.

See Notes to Consolidated Financial Statements